EXHIBIT 23.3


                [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER, LLP]

                                 August 13, 2003

Joseph Day, Jr.,
Senior Vice President
of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Joe:

         This will confirm that Kleinfeld, Kaplan and Becker, LLP hereby consents to the use of our name in Celgene's current S-3 Registration Statement as experts in pharmaceutical regulation.

                                               Very truly yours,

                                               Kleinfeld, Kaplan and Becker, LLP

                                               /s/ Richard S. Morey
                                               ---------------------------------
                                                   Richard S. Morey

                                               /s/ Jennifer A. Davidson
                                               ---------------------------------
                                                   Jennifer A. Davidson